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                                   EXHIBIT 23
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                  CONSENT OF SILVER, FREEDMAN & TAFF, L.L.P.

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-64877)(the "Registration Statement") of Bay View Capital Corporation (the "Company") and Bay View Capital I (the "Trust") of our opinion to the Company and the Trust dated December 16, 1998, which opinion is included as Exhibit 99 to the Current Report on Form 8-K of the Company and
the Trust dated December 16, 1998.   We hereby further consent to the references
to our firm under the headings "Legal Matters" in the prospectus dated October 19, 1998 relating to the Registration Statement (the "Prospectus") and "Legal Matters" and "Certain Federal Income Tax Consequences" in the prospectus supplement dated December 16, 1998 to the Prospectus (the "Prospectus Supplement").

     We hereby consent to the summarization of our opinion, dated October 30, 1998, to SunTrust Bank, Central Florida, National Association, and the summarization of our opinion, dated December 3, 1998, to the Company, and to the references to our firm and such opinions under the heading "Risk Factors - Risks Related to an Investment in the Capital Securities - Capital Securities May Not Be Redeemable for Cash Before Maturity of Subordinated Notes" in the Prospectus Supplement.

     In giving the foregoing consents, we do not thereby admit that we are included in the category of persons whose consents are required under Section 7 of the Securities Act of 1933, as amended.


                              /s/ SILVER, FREEDMAN & TAFF, L.L.P.
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                              SILVER, FREEDMAN & TAFF, L.L.P.